UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

2022 Incremental Term Loan Facility

On April 4, 2022, Tronox Finance LLC (the “Borrower”), the Borrower’s indirect parent company, Tronox Holdings plc (the “Company”), certain of the Company’s subsidiaries, the incremental term lender party thereto, and HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent, entered into Amendment No. 1 to the Amended and Restated First Lien Credit Agreement (the “Amendment”). The Amendment provides the Borrower with a new seven-year incremental term loan facility (the “2022 Incremental Term Loan Facility” and, the loans thereunder, the “2022 Incremental Term Loans”) under its Credit Agreement (as defined below) in an aggregate initial principal amount of $400,000,000.

The Amendment amends that certain First Lien Term Loan Credit Agreement, dated as of September 22, 2017 (as amended by that certain Amendment No. 1 and Waiver to First Lien Term Loan Credit Agreement, dated as of February 26, 2019 and by that certain Amendment No. 2 to First Lien Term Loan Credit Agreement, dated as of March 22, 2019, and as amended and restated by that certain Amendment No. 3 to First Lien Term Loan Credit Agreement, dated as of March 11, 2021, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Borrower, the Company, certain of the Company’s subsidiaries, the lenders party thereto from time to time and HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent.

The obligations of the Borrower under the 2022 Incremental Term Loan Facility are guaranteed and secured by the same guarantees and liens under the Existing Credit Agreement. The 2022 Incremental Term Loans are a separate class of loans under the Credit Agreement, and if the Borrower elects to make an optional prepayment under the Credit Agreement or is required to make a mandatory prepayment under the Credit Agreement, the Borrower may, in each case, select which class or classes of loans to prepay.

The 2022 Incremental Term Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the 2022 Incremental Term Loans commencing with the second full fiscal quarter after the effective date of the 2022 Incremental Term Loan Facility. The final maturity of the 2022 Incremental Term Loans will occur on the seventh anniversary of the effective date of the 2022 Incremental Term Loan Facility. The 2022 Incremental Term Loan Facility permits amendments thereto whereby individual lenders may extend the maturity date of their outstanding loans upon the Borrower’s request without the consent of any other lender, so long as certain conditions are met. The 2022 Incremental Term Loans shall bear interest, at the Borrower’s option, at either the base rate or the SOFR rate, in each case plus an applicable margin.  The applicable margin in respect of the 2022 Incremental Term Loans is 2.25% per annum, for base rate loans, or 3.25% per annum, for SOFR rate loans. The 2022 Incremental Term Loans have an interest rate floor of 0.50%.

The 2022 Incremental Term Loan Facility contains the same negative covenants applicable to the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the Amendment, which covenants, subject to certain limitations, thresholds and exceptions, limit the Company and its restricted subsidiaries to (among other restrictions): incur indebtedness; grant liens; pay dividends and make subsidiary and certain other distributions; sell assets; make investments; enter into transactions with affiliates; and make certain modifications to material documents (including organizational documents).

The 2022 Incremental Term Loan Facility also contains the same representations and warranties, affirmative covenants and events of default applicable to the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the Amendment. If an event of default occurs under the Credit Agreement then a majority of the lenders through the administrative agent, may (a) declare the 2022 Incremental Term Loans (and all other loans) to be immediately due and payable and/or (b) foreclose on the collateral securing the obligations under the Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Use of Proceeds of 2022 Incremental Term Loan Facility

The proceeds of the 2022 Incremental Term Loans were used on April 4, 2022, along with cash on hand, to redeem all outstanding 6.500% Senior Secured Notes due 2025 (the “2025 Senior Secured Notes”) issued by Tronox Incorporated under the Indenture dated as of May 1, 2020 with Wilmington Trust, National Association, as Trustee and Collateral Agent and to pay transaction related costs and expenses. In connection with such redemption, all security interests and liens granted to Wilmington Trust, National Association, were automatically terminated and discharged.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Attached as Exhibit 99.1 is a copy of a press release of the Company, dated April 4, 2022, announcing the closing of the 2022 Incremental Term Loan Facility and the redemption of the 2025 Senior Secured Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Amendment No. 1 to Amended and Restated First Lien Credit Agreement, dated as of April 4, 2022, with the incremental term lender party thereto, and HSBC Bank USA, National Association, as administrative agent and collateral agent.

99.1	Press Release, dated April 4, 2022 regarding closing of 2022 Incremental Term Loan Facility and redemption of 2025 Senior Secured Notes.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: April 4, 2022	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary